Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Walter Conner
425-372-3234
wconner@drugstore.com

drugstore.com, inc. Announces Q2 Financial Results

Company Reports Continued Improvements to Both Top Line and Bottom Line Results

BELLEVUE, WA – July 23, 2003 – drugstore.com, inc. (NASDAQ: DSCM), the leading online retailer of health, beauty, wellness, and pharmacy products, today announced its second quarter financial results. The company reported record net sales of $58.2 million, together with dwindling losses, which were the lowest in company history.

“I am very pleased with our second quarter results, and believe that they demonstrate our continued commitment to drive profitable growth into our business,” said Kal Raman, president and chief executive officer of drugstore.com, inc. “We believe that our relentless focus to provide relevant product offerings, personalized solutions, and award-winning customer service is driving both customer satisfaction and meaningful bottom-line results,” continued Raman.

Second quarter 2003 net sales reached an all-time high of $58.2 million and represented a 22% increase over the second quarter of 2002. Gross margin also set a new record at 20.5%, increasing by 100 basis points from the prior year second quarter. Gross profit dollars reached nearly $12 million and grew by 29% year over year, breaking a record as well. Net loss for the second quarter was $4.6 million, or $0.07 per share, an improvement from a loss of $14.0 million, or $0.21 per share one year ago. EBITDA loss (a non-GAAP financial measure defined as Earnings Before Interest, Taxes, Depreciation and Amortization of Intangible Assets, Non-Cash Marketing Expense and Stock Based Compensation) was a record low $2.1 million for the quarter. Cash, cash equivalents, and marketable securities at the end of the second quarter totaled $51.0 million. A reconciliation of net loss to EBITDA loss (the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Operational Highlights for Second Quarter 2003 and Recent Announcements

•	In April, drugstore.com™ acquired Custom Nutrition Services (CNS), a company that provides personalized nutrition services to consumers in the form of an online assessment of an individual’s specific nutritional supplement needs, and then delivers the personalized vitamins, minerals, herbs, and supplements in pharmaceutical grade, daily dose packages (CustomPak™). CNS is the exclusive online distributor of CustomPaks™ for Dr. Andrew Weil at www.DrWeil.com, Dr. Barry Sears at www.zonediet.com, and The Pritikin Longevity Center at www.Pritikin.com. Total costs associated with the acquisition and capitalized to date approximated $6.4 million, and includes a combination of cash, equity, and assumption of debt.

•	The company announced today that it is expanding its relationship with Dr. Andrew Weil and Polaris Health, LLC to provide consumers with a more comprehensive resource for integrative health education and information. As part of the five-year deal, drugstore.com™ will work with Dr. Weil and Polaris to develop an Integrative Medicine section on the drugstore.com™ Web site to provide consumers with information, resources, and a broad selection of products related to health and wellness.

•	drugstore.com™ partnered with Zone Diet creator, Dr. Barry Sears, to offer the drugstore.com™ personalized vitamin assessment tool, branded as the Zone VitaminRx Profiler, to consumers on the official Zone Diet Web site at www.zonediet.com.

•	drugstore.com™ was the first online drugstore to offer advance orders for the new over-the-counter version of Prilosec. Prilosec has been a leading medication for heartburn and, according to Information Resources Inc., Americans pay more than $1.1 billion annually for stomach remedies.

•	The company celebrated an important milestone with the June announcement that its online drugstore had dispensed its two millionth prescription. The continued growth in prescriptions dispensed through this channel validates the online pharmacy model and reinforces the company’s value proposition of superior customer service, convenience, trust, and competitive pricing.

•	drugstore.com™ announced today that it shipped its first international order using its global logistics partner Comerxia. The first order was shipped to Hong Kong.

•	The company announced a strategic relationship with iVillage, the number one online resource for women’s information, to sell intimacy and sexuality products to iVillage visitors. The alliance combines iVillage’s content with product offering from the drugstore.com™ Sexual Well-being™ store. Intimacy products from the drugstore.com™ Sexual Well-being™ store were also highlighted during a six-week online course titled “Awaken Your Sexual Self” conducted by iVillage’s online sex expert, Dr. Patti Britton.

•	drugstore.com™ also added a number of exciting new brands and products, including Abena incontinence products, nighttime teeth whitening kits from Colgate and Crest, and Strivectin SD, the latest in anti-aging remedies. Beauty.com™, a wholly owned subsidiary of drugstore.com, inc., added the DuWop cosmetics line and has become the exclusive online retailer for a new line of cosmetics by Oscar nominated make-up artist Tina Earnshaw.

•	Beauty.com named Troy Surratt, a renowned make-up artist, as spokesperson and official makeup artist for Beauty.com™. Troy has worked with such celebrities as Mandy Moore, Hilary Swank, Thalia, Maggie Gyllenhaal, Pamela Anderson, and Julia Stiles and has been featured in leading domestic and international fashion publications such as W, Glamour, and Cosmopolitan.

•	drugstore.com™ announced compliance with The Health Insurance Portability and Accountability Act of 1996 (HIPAA), which became effective on April 14, 2003. HIPAA compliance requires covered entities, such as drugstores, to maintain and protect individually identifiable health information. drugstore.com™ has always prided itself on its high standard of patient confidentiality, and HIPAA compliance ensures that customers’ information will always be protected.

Financial Highlights for the Second Quarter of 2003 (all comparisons are made with the second quarter of the prior year unless otherwise noted)

•	Net sales grew by 22%, and reached an all-time quarterly high of $58.2 million.

•	Average net revenue per order increased by 9%, or $6, to $74.

•	Trailing 12-month active customer base grew to 1,311,000, up from 1,102,000 in the second quarter of 2002. Average annual spend per active customer grew to $166, up from $154 one year ago.

•	Second quarter gross margin grew to an all-time high of 20.5%, up from 18.4% in the first quarter of 2003.

•	Net loss on a GAAP basis was $4.6 million or $0.07 per share, and improved by 67% or $9.4 million.

•	Second quarter EBITDA loss (as previously defined) was a record-breaking low of $2.1 million.

•	The company ended second quarter with $51.0 million in cash, cash equivalents, and marketable securities. Cash used for the quarter was $5.2 million, including $3.0 million used in the acquisition of Custom Nutrition Services.

Outlook for Third Quarter 2003

drugstore.com™ anticipates net sales for the third quarter to be in the range of $57 million to $59 million, and expects a GAAP net loss of $5.0 million to $5.7 million. On an EBITDA basis, the company expects a loss range of $2.6 million to $3.3 million. A reconciliation of forecasted net loss range to forecasted EBITDA loss range (the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com™ uses the non-GAAP measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization of Intangible Assets, Non-Cash Marketing and Stock-Based Compensation. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance and prospects for the future. Management believes that EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com™ has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company’s financial reporting. However, EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP, or as a measure of a company’s profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to EBITDA loss.

Conference Call

Investors, analysts, and other interested parties are invited to join our quarterly conference call on Wednesday, July 23, 2003 at 5:00 p.m. EDT. To participate, callers may dial (800) 309-6535 five minutes beforehand. Investors also have the opportunity to listen to the conference call live on the Internet, at our Web site at www.drugstore.com, under Corporate Information, by clicking on the “audio” hyperlink. A replay of the call is available for one week at (800) 642-1687 (Pass-code # 1698304). The Company’s second quarter 2003 operational and financial data will also be available on its Web site beginning July 23, 2003.

About drugstore.com™

drugstore.com, inc. (NASDAQ: DSCM) is the leading online health, beauty, wellness, personal care, and pharmacy solution in the world. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising the best safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com. Words such as “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, the stock market, changes affecting the Internet, online retailing and advertising, drugstore.com’s limited operating history, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, risks related to systems interruptions, possible governmental regulation, and the ability to manage a rapidly growing business. Additional information, regarding factors that potentially could affect drugstore.com’s business, financial condition and operating results is included in drugstore.com’s periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

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DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
	(unaudited)		(unaudited)
Net sales	$58,224	$47,615	$115,307	$91,551

Costs and expenses:
Cost of sales	46,267	38,350	92,874	73,782
Fulfillment and order processing	7,065	6,497	14,228	13,167
Marketing and sales	3,907	7,589	7,752	16,305
Technology and content	2,325	3,280	4,389	6,810
General and administrative	2,923	2,766	5,644	5,801
Impairment and restructuring charges	—	2,450	—	2,450
Amortization of intangible assets	343	716	709	1,430
Amortization of stock-based compensation	119	340	275	1,107

Total costs and expenses	62,949	61,988	125,871	120,852

Operating loss	(4,725)	(14,373)	(10,564)	(29,301)
Interest income, net	174	389	378	740

Loss before change in accounting principle	(4,551)	(13,984)	(10,186)	(28,561)
Cumulative effect of change in accounting principle	—	—	—	(8,905)

Net loss	$(4,551)	$(13,984)	$(10,186)	$(37,466)

Basic and diluted net loss per share:
Loss before extraordinary gain and cumulative effect of change in accounting principle	$(0.07)	$(0.21)	$(0.15)	$(0.43)
Cumulative effect of change in accounting principle	—	—	—	(0.13)

	$(0.07)	$(0.21)	$(0.15)	$(0.56)

Weighted average shares outstanding used to compute basic and diluted net loss per share	69,328,478	67,590,381	68,940,194	67,318,948

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and EBITDA Loss (See Note 1 below):

USD (in thousands), unless otherwise indicated	Three Months Ended		Six Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
1. Gross Profit and Gross Margin

Net sales	$58,224	$47,615	$115,307	$91,551
Cost of sales	46,267	38,350	92,874	73,782

Gross profit	$11,957	$9,265	$22,433	$17,769

Gross margin	20.5%	19.5%	19.5%	19.4%

2. Reconciliation of Net Loss to EBITDA Loss (see Note 2 below)

(a) Reconciliation of net loss to EBITDA loss calculated as:

Net loss	$(4,551)	$(13,984)	$(10,186)	$(37,466)
Amortization of intangible assets	343	716	709	1,430
Amortization of non-cash marketing	572	3,325	1,145	6,700
Amortization of stock-based compensation	119	340	275	1,107
Depreciation (see Note 2 below)	1,597	2,373	3,175	4,969
Interest income, net	(174)	(389)	(378)	(740)

EBITDA loss	$(2,094)	$(7,619)	$(5,260)	$(24,000)

(b) Reconciliation of forecasted Q3 2003 net loss range to forecasted Q3 2003 EBITDA loss range calculated as:

	Three Months Ended September 28, 2003
	Range High	Range Low
Estimated net loss	$(5,000)	$(5,700)
Estimated amortization of intangible assets	405	405
Estimated amortization of non-cash marketing	570	570
Estimated amortization of stock-based compensation	100	100
Estimated depreciation	1,500	1,500
Estimated interest income, net	(140)	(140)

Estimated EBITDA loss	$(2,565)	$(3,265)

NOTE 1: Supplemental information related to the Company’s gross profit, gross margin and EBITDA loss for the three and six months ended June 29, 2003 and June 30, 2002, is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

NOTE 2: EBITDA loss is defined as loss before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing and stock-based compensation, and adjusted for the cumulative effect of accounting changes. Depreciation expense excluded from EBITDA loss is classified in the following financial statement line items:

	Three Months Ended		Six Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Fulfillment and order processing	$1,155	$1,147	$2,305	$2,337
Marketing and sales	—	—	—	—
Technology and content	219	935	469	1,996
General and administrative	223	291	401	636

Depreciation	$1,597	$2,373	$3,175	$4,969

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 29, 2003	December 29, 2002
	(unaudited)	(audited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$51,042	$61,867
Accounts receivable, net	16,020	15,972
Inventories	6,838	4,988
Prepaid marketing expenses	2,380	2,609
Other current assets	2,677	2,857

Total current assets	78,957	88,293

Fixed assets, net	14,797	16,373
Intangible assets, net	8,157	5,036
Goodwill, net	8,798	5,694
Prepaid marketing expenses	11,450	12,595
Deposits and other assets	154	261

Total assets	$122,313	$128,252

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,989	$25,647
Accrued compensation	2,897	2,923
Accrued marketing expenses	1,806	3,070
Other current liabilities	2,559	1,499
Current portion of capital lease obligations	946	721

Total current liabilities	34,197	33,860

Capital lease obligations, less current portion	544	452

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares—250,000,000 Issued and outstanding shares—69,688,476 and 68,387,327 as of June 29, 2003 and December 29, 2002, respectively	748,138	744,620
Deferred stock-based compensation	(348)	(648)
Accumulated deficit	(660,218)	(650,032)

Total stockholders’ equity	87,572	93,940

Total liabilities and stockholders’ equity	$122,313	$128,252